CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Entergy Corporation on Form S-8 (File No. 33-54298) of our report dated June 16, 1995, on our audits of the financial statements of The Savings Plan of Entergy Corporation and its Subsidiaries as of December 31, 1994 and 1993 and for the two years ended December 31, 1994 and 1993 which report is included in this Annual Report on Form 11-K.


                                   /s/ Coopers & Lybrand L.L.P.

                                   COOPERS & LYBRAND L.L.P.


New Orleans, Louisiana
June 22, 1995